As filed with the Securities and Exchange Commission on July 27, 2012.

Registration No. 333 -

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PIKE ELECTRIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	20-3112047
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Pike Way

Mount Airy, NC 27030

(336) 789-2171

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Anthony K. Slater

Executive Vice President & Chief Financial Officer

Pike Electric Corporation

100 Pike Way

Mount Airy, NC 27030

(336) 789-2171

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

James R. Wyche, Esq.

Moore & Van Allen PLLC

100 North Tryon Street, Suite 4700

Charlotte, NC 28202-4003

(704) 331-1000

Approximate date of commencement of proposed sale to the public: From time to time after the date this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be Registered	Amount to be Registered (1)(2)(3)	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)(2)(3)	Amount of Registration Fee (1)
Common Stock, par value $0.001 per share
Preferred Stock, par value $0.001 per share
Debt Securities
Warrants
Units (4)
Total	$250,000,000	100%	$250,000,000	$0 (5)

(1)	Not specified as to each class of securities to be registered pursuant to General Instruction II.D. of Form S-3.
(2)	The registrant is hereby registering an indeterminate amount of each identified class of securities up to a proposed maximum aggregate offering price of $250,000,000, which may be offered from time to time in unspecified amounts at unspecified prices. The registrant has estimated the proposed maximum aggregate offering price solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933. Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. The securities registered hereunder include securities that may be purchased by underwriters to cover over-allotments, if any.
(3)	Pursuant to Rule 416 under the Securities Act, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction. Includes consideration to be received by the registrant, if applicable, for registered securities that are issuable upon exercise, conversion or exchange of other registered securities.
(4)	Consisting of some or all of the securities listed above, in any combination, including common stock, preferred stock and warrants.
(5)	The securities registered pursuant to this registration statement consist of unsold securities previously registered on the registrant’s registration statement on Form S-3 filed on July 16, 2009 and declared effective on September 17, 2009 (File No. 333-160618) (the “Prior Registration Statement”). The Prior Registration Statement registered securities for a proposed maximum aggregate offering price of $250,000,000, none of which have been sold. Pursuant to Rule 415(a)(6) of the Securities Act of 1933, the $13,950 registration fee previously paid by the registrant in connection with such unsold securities will continue to be applied to such unsold securities, and the offering of the unsold securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 27, 2012

PROSPECTUS

PIKE ELECTRIC CORPORATION

$250,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may use this prospectus to offer and sell from time to time, together or separately, common stock, preferred stock, debt securities, warrants, and units consisting of a combination of some or all of these securities. The preferred stock or warrants may be convertible into or exercisable or exchangeable for common or preferred stock or other of our securities. The aggregate initial offering price of all securities sold under this prospectus will not exceed $250,000,000. Our common stock is listed on the New York Stock Exchange and trades under the symbol “PIKE”.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continued or delayed basis. This prospectus describes some of the general terms that may apply to these securities. We will provide the specific terms of these securities in one or more supplements to this prospectus. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus on page 22.

You should read this prospectus and the accompanying prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference carefully before you make your investment decision. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Investing in our securities involves risk. Before investing in our securities, see “Risk Factors” on page 2 of this prospectus, in our periodic filings made with the Securities and Exchange Commission, and in the applicable prospectus supplement.

Our principal executive office is located at 100 Pike Way, Mount Airy, North Carolina 27030, and our telephone number at that location is (336) 789-2171.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 .

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this process, we may sell from time to time any combination of the securities described in this prospectus in one or more offerings up to an aggregate dollar amount of $250,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more supplements to this prospectus that will contain specific information about the terms of that offering. A prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information under the heading “Where You Can Find More Information.” This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information contained in this prospectus or any supplements to this prospectus is accurate as of any date other than the dates printed on the front cover of each such document. When used in this prospectus, the terms “Pike Electric,” “Pike,” the “Company,” “we,” “us” and “our” refer to Pike Electric Corporation, a Delaware corporation, and its subsidiaries and their respective predecessors in interest, unless otherwise specified or the context otherwise requires.

RISK FACTORS

Investing in our securities involves risk. Our business, financial condition, operating results and cash flows can be impacted by a number of factors, any of which could cause our results to vary materially from recent results or from our anticipated future results. See the risk factors described in our Annual Report on Form 10-K (together with any material changes thereto contained in subsequent filed Quarterly Reports on Form 10-Q) and those contained in our other filings with the SEC for our most recent fiscal year, which are incorporated by reference in this prospectus and any accompanying prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

CAUTIONARY INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and documents incorporated by reference in this prospectus may contain certain “forward-looking statements” under Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such “forward-looking statements” include information relating to, among other matters, our future prospects, developments and business strategies for our operations. These forward-looking statements are based on current expectations, estimates, forecasts and projections about our company and the industry in which we operate and management’s beliefs and assumptions. Words such as “may,” “should,” “estimate,” “expect,” “anticipate,” “intend,” “plan,” “predict,” “potential,” “project,” “continue,” “believe,” “seek,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are based on certain assumptions and analyses made by us in light of our experience and perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances, and involve risks and uncertainties that may cause actual future activities and results of operations to be materially different from those suggested or described in this prospectus or in such other documents. These risks include, but are not limited to, the risks referred to in the “Risk Factors” section above and other risks noted from time to time in our filings with the SEC. Investors are cautioned that any such statements are not guarantees of future performance. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected.

OUR COMPANY

Pike Electric is a leading provider of energy solutions for utilities, municipalities and cooperatives throughout the United States. Our comprehensive services include siting, permitting, engineering design, installation, maintenance and repair for power delivery systems including renewable energy projects. Pike’s principal executive office is located at 100 Pike Way, Mount Airy, North Carolina 27030.

USE OF PROCEEDS

Unless we indicate otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include, but are not limited to, working capital, capital expenditures, acquisitions and repurchases or redemptions of securities. When particular series of securities are offered, a prospectus supplement related to that offering will set forth our intended use of the net proceeds received from the sale of those securities. We will have significant discretion in the use of any net proceeds. The net proceeds may be invested temporarily in short-term marketable securities or applied to repay indebtedness outstanding at that time until they are used for their stated purpose.

RATIO OF EARNINGS TO FIXED CHARGES

We have calculated the ratio of earnings to fixed charges in the following table by dividing earnings by fixed charges. For the purpose of determining the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes and fixed charges, excluding capitalized interest. Fixed charges consist of interest expense, whether expensed or capitalized, and that portion of rental expense which is representative of the interest factor in those rentals. The following table sets forth our ratio of earnings to fixed charges for the periods included:

	Nine Months Ended March 31	Fiscal Year Ended June 30
	2012	2011	2010	2009	2008	2007
Ratio of Earnings to Fixed Charges	2.8x	1.3x	*	5.4x	3.2x	2.4x

*	Earnings for the fiscal year ended June 30, 2010 were inadequate to cover fixed charges. The coverage deficiency was $22.3 million.

SUMMARY OF SECURITIES COVERED BY THIS PROSPECTUS

The following is a general description of the terms and provisions of the securities we may offer and sell by this prospectus. These summaries are not meant to be complete descriptions of each security. This prospectus and the applicable prospectus supplement will contain the material terms and conditions of each security. A prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus. Where applicable, the prospectus supplement, information incorporated by reference, or other offering material also may describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange.

DESCRIPTION OF COMMON STOCK

Authorized Capitalization

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share. As of June 30, 2012, 35,052,195 shares of common stock were issued and outstanding.

Terms of Common Stock

The rights of the holders of our common stock are set forth in our certificate of incorporation and our bylaws, and, with respect to certain stockholders, a stockholders agreement dated April 18, 2002, as amended, each of which has been filed with the SEC.

Voting Rights

Each share of common stock entitles the holder to one vote with respect to each matter presented to our stockholders on which the holders of common stock are entitled to vote. Our common stock votes as a single class on all matters relating to the election and removal of directors on our board of directors and as provided by law, with each share of common stock entitling its holder to one vote. Except in respect of matters relating to the election and removal of directors on our board of directors and as otherwise provided in our certificate of incorporation or required by law, all matters to be voted on by our stockholders must be approved by a majority of the votes entitled to be cast by all shares of common stock. In the case of election of directors, all matters to be voted on by our stockholders must be approved by a plurality of the votes entitled to be cast by all shares of common stock. There is no cumulative voting in the election of directors. The voting rights of the holders of the common stock are subject to those of the holders of any preferred stock we may issue.

Dividend Rights

Holders of common stock will share ratably in any dividend declared by our board of directors, subject to the rights of the holders of any outstanding preferred stock.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of our common stock would be entitled to share ratably in our assets that are legally available for distribution to stockholders after payment of liabilities. If we have any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution and/or liquidation preferences. In either such case, we must pay the applicable distribution to the holders of our preferred stock before we may pay distributions to the holders of our common stock.

Other Rights

Our stockholders have no preemptive or other rights to subscribe for additional shares. All outstanding shares are validly issued, fully paid and nonassessable.

Registration Rights

The Company, LGB Pike LLC, a company affiliated with Lindsay Goldberg, and certain other stockholders, including certain of our executive officers, are parties to a stockholders agreement dated April 18, 2002, as amended, which provides such stockholders registration rights for the shares of our common stock they hold. Specifically, each of the stockholders party to the stockholders agreement has “piggyback” registration rights where, if we propose to register any of our securities for sale for our own account, other than a registration in connection with an employee benefit or similar plan or an acquisition or an exchange offer, we will be required to provide them the opportunity to participate in such registration. In addition to its piggyback registration rights, LGB Pike LLC and its affiliates have the right to require us to file registration statements, or “demand registrations,” covering shares of our common stock that they hold. On September 7, 2006, we filed a registration statement registering the resale of 8,000,000 shares of our common stock held by LGB Pike II LLC, which was declared effective by the SEC on September 20, 2006.

Effect of Preferred Stock

Our board of directors is authorized to provide for the issuance of preferred stock in one or more series and to fix the preferences, powers and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including the dividend rate, conversion rights, voting rights, redemption rights and liquidation preference and to fix the number of shares to be included in any such series. Any preferred stock so issued may rank senior to our common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up, or both. In addition, any such shares of preferred stock may have class or series voting rights.

Transfer Agent and Registrar; Listing

The transfer agent and registrar of the common stock is Computershare. Our common stock is listed on the New York Stock Exchange under the symbol “PIKE”.

DESCRIPTION OF PREFERRED STOCK

We may issue preferred stock, in one or more series. While the terms we have summarized below will apply generally to any preferred stock that we may offer under this prospectus, you should read the particular terms of any series of preferred stock offered by us, which will be described in more detail in any prospectus supplement relating to such series, together with the more detailed provisions of our certificate of incorporation and the certificate of designation relating to each particular series of preferred stock for provisions that may be important to you. The certificate of designation relating to the particular series of preferred stock offered by an accompanying prospectus supplement and this prospectus will be filed as an exhibit to a document incorporated by reference in the registration statement. If any particular terms of the preferred stock described in a prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.

The statements and descriptions in this prospectus or in any prospectus supplement regarding terms of any preferred stock, and the provisions of our certificate of incorporation and the certificate of designation relating to each particular series of preferred stock, are summaries of the material terms thereof and do not purport to be complete. We urge you to read the applicable prospectus supplements, any related free writing prospectuses related to the preferred stock that we may offer under this prospectus, as well as our certificate of incorporation and the applicable certificate of designation.

General

Our authorized preferred stock consists of 100,000,000 shares of preferred stock, par value $0.001 per share. As of June 30, 2012, no shares of preferred stock were issued and outstanding. Under our certificate of incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series, and to establish from time to time a series of preferred stock with specified terms. Prior to the issuance of any series of preferred stock, our board of directors will adopt resolutions creating and designating the series as a series of preferred stock and the resolutions will be filed in a certificate of designation as an amendment to the certificate of incorporation.

The following description of preferred stock sets forth the material terms and provisions of the preferred stock that may be specified in any prospectus supplement. Certain other terms of any series of preferred stock (which terms may be different than those stated below) will be described in a prospectus supplement to which such series relates.

Subject to limitations prescribed by the Delaware General Corporation Law (the “DGCL”) and our certificate of incorporation, our board of directors is authorized to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions, if any), the redemption price or prices, the liquidation preferences, any other designations, preferences and relative, participating, optional or other special rights, and any qualifications, limitations or restrictions of any series of preferred stock, and the number of shares constituting any such series and the designation thereof. The preferred stock will, when issued, be fully paid and nonassessable.

The applicable prospectus supplement will contain the specific terms relating to the preferred stock being offered, including:

•	the title and stated value of such preferred stock;

•	the number of shares of such preferred stock offered, the liquidation preference per share and the offering price of such preferred stock;

•	the dividend rate or rates, period or method of calculating the rates and the dates on which dividends will be payable applicable to such preferred stock;

•	whether dividends will be cumulative or non-cumulative, and, if cumulative, the date from which dividends on such preferred stock shall accumulate, if applicable;

•	the provision for a sinking fund, if any, and the provisions for redemption, if applicable, of such preferred stock;

•	any listing of such preferred stock on any securities exchange;

•

the terms and conditions, if applicable, upon which such preferred stock will be convertible into our common stock, including the conversion price (or manner of calculating the conversion price) and the conversion period;

•

the terms and conditions, if applicable, upon which the preferred stock being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

•	the voting rights, if any, of the holders of shares of the preferred stock being offered;

•	a discussion of certain federal income tax considerations applicable to such preferred stock;

•	the relative ranking and preferences of such preferred stock as to dividend rights and rights upon our liquidation, dissolution or winding up of affairs;

•

any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with such series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of affairs;

•	any limitations on our ability to take certain actions without the consent of a specified number of holders of preferred stock; and

•	any other additional material terms, preferences, rights, qualifications, limitations or restrictions of such preferred stock.

Ranking

Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank:

•	senior to all existing and future classes or series of common stock, and to all equity securities and any future series of preferred stock ranking junior to such preferred stock;

•	on a parity with all equity securities the terms of which specifically provide that such equity securities rank on a parity with the preferred stock; and

•	junior to all equity securities the terms of which specifically provide that such equity securities rank senior to the preferred stock.

Dividends

Holders of preferred stock of each series shall be entitled to receive, when, as and if declared by our board of directors, out of our assets legally available for payment, cash dividends (or dividends in additional shares of preferred stock or in other property if expressly permitted and described in the applicable prospectus supplement) at the rates and on the dates set forth in the applicable prospectus supplement. Dividend rates may be fixed or variable or both. Different series of preferred stock may be entitled to dividends at different dividend rates or based upon different methods of determination. Each dividend shall be payable to holders of record as they appear on our stock transfer books on such record dates as shall be fixed by the board of directors.

Dividends on any series of preferred stock may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If the board of directors fails to declare a dividend payable on a dividend payment date on any series of preferred stock for which dividends are non-cumulative, then the holders of such series of preferred stock will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and we will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment date.

Unless otherwise specified in the applicable prospectus supplement, if any preferred stock of any series is outstanding, no full dividends shall be declared or paid or set apart for payment on the preferred stock of any other series ranking, as to dividends, on a parity with or junior to the preferred stock of such series for any period unless full dividends (which include all unpaid dividends in the case of cumulative dividend preferred stock) have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the preferred stock of such series.

When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the preferred stock of any series and the shares of any other series of preferred stock ranking on a parity as to dividends with the preferred stock of such series, all dividends declared upon shares of preferred stock of such series and any other series of preferred stock ranking on a parity as to dividends with such preferred stock shall be declared pro rata among the holders of such series, so that the amount of dividends declared per share on that series of preferred stock and on each other series of preferred stock having the same rank as that series of preferred stock will bear the same ratio to each other that accrued dividends per share on that series of preferred stock and the other series of preferred stock bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on preferred stock of such series which may be in arrears.

Until required dividends are paid, no dividends (other than in common stock or other capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other distribution shall be declared or made upon the common stock or any other capital stock ranking junior to or on a parity with the preferred stock of such series as to dividends or upon liquidation. In addition, no common stock or any other capital stock ranking junior to or on a parity with the preferred stock of such series as to dividends or upon liquidation shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by us (except by conversion into or exchange for other capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation).

Any dividend payment made on a series of preferred stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of preferred stock of such series which remains payable.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, after distributions or payment to holders of any equity securities ranking senior to such series of preferred stock, before any distribution or payment shall be made to the holders of common stock, or any other class or series of our capital stock ranking junior to a series of the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up, the holders of such series of preferred stock will be entitled to receive out of our assets legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred stock will have no right or claim to any of our remaining assets. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our legally available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock and the corresponding amounts payable on all shares of other classes or series of capital stock ranking on a parity with the preferred stock in the distribution of assets upon liquidation, dissolution or winding up, then the holders of the preferred stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If liquidating distributions have been made in full to all holders of preferred stock, our remaining assets shall be distributed among the holders of any other classes or series of capital stock ranking junior to the preferred stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. After the holders of each series of preferred stock having the same rank are paid in full, they will have no right or claim to any of our remaining assets.

Voting Rights

Holders of preferred stock may have voting rights as are set forth below or as otherwise from time to time required by law or as indicated in the applicable prospectus supplement.

Unless otherwise indicated in a prospectus supplement, if we issue full shares of any series of preferred stock, each share will be entitled to one vote on matters on which holders of that series of preferred stock are entitled to vote. The voting power of that series will depend on the number of shares in that series of preferred stock and not on the aggregate liquidation preference or initial offering price of the shares of that series. Unless otherwise indicated in a prospectus supplement, holders of our preferred stock do not vote on matters submitted for a vote of our common stockholders.

Any series of preferred stock may provide that, so long as any shares of such series remain outstanding, the holders of such series may vote as a separate class on certain specified matters, which may include changes in our capitalization, amendments to our certificate of incorporation, our bylaws and mergers and dispositions. The foregoing voting provisions may not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of such series of preferred stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been irrevocably deposited in trust to effect such redemption.

The provisions of a series of preferred stock may provide for additional rights, remedies, and privileges if dividends on such series are in arrears for specified periods, which rights and privileges will be described in the applicable prospectus supplement.

Redemption

The terms and conditions, if any, upon which shares of any series of preferred stock may be subject to mandatory redemption or redemption at our option, as a whole or in part, will be set forth in a prospectus supplement relating to such shares. Included in such prospectus supplement also will be the terms, the times and the redemption prices at which such shares may be redeemed, if any.

Conversion Rights

The terms and conditions, if any, upon which shares of any series of preferred stock are convertible into common stock will be set forth in a prospectus supplement relating thereto. Such terms will include the number of shares of common stock or any other series of preferred stock or other securities or property into which the preferred stock is convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred stock or us, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such preferred stock.

Permanent Global Preferred Securities

A series of preferred stock may be issued in whole or in part in the form of one or more global securities that will be deposited with a depositary or its nominee identified in the related prospectus supplement. For most series of preferred stock, the depositary will be The Depository Trust Company. A global security may not be transferred except as a whole to the depositary, a nominee of the depositary or their successors unless it is exchanged in whole or in part for preferred stock in individually certificated form. Any additional terms of the depositary arrangement with respect to any series of preferred stock and the rights of and limitations on owners of beneficial interests in a global security representing a series of preferred stock may be described in a related prospectus supplement.

DESC RIPTION OF DEBT SECURITIES

We may issue debt securities, in one or more series, as either senior or subordinated debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.

We will issue the senior debt securities under a “Senior Indenture” that we will enter into with the trustee named in the senior indenture. We will issue the subordinated debt securities under a “Subordinated Indenture” that we will enter into with the trustee named in the subordinated indenture. This prospectus sometimes refers to the Senior Indenture and the Subordinated Indenture collectively as the “Indentures.” The Indentures will be qualified under the Trust Indenture Act of 1939. We use the term “trustee” to refer to either the trustee under the Senior Indenture or the trustee under the Subordinated Indenture, as applicable. We have filed the Indentures as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC. Unless the context requires otherwise, whenever we refer to the Indentures, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities. We may also issue debt securities under a separate, new indenture. If that occurs, we will describe any differences in the terms of any series or issue of debt securities in the prospectus supplement relating to that series or issue.

The following briefly summarizes the material provisions of the Indentures and the debt securities, other than pricing and related terms disclosed in the accompanying prospectus supplement or pricing supplement, as the case may be. You should read the more detailed provisions of the applicable Indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of an offering of debt securities, which will be described in more detail in the applicable prospectus supplement or pricing supplement, as the case may be. Copies of the Indentures may be obtained from us or the applicable trustee.

As used in this “Description of Debt Securities,” the terms “Company,” “we,” “our” and “us” refer to Pike Electric Corporation, a Delaware corporation, and do not, unless otherwise specified, include our subsidiaries.

General

The debt securities will be our direct obligations. The senior debt securities will rank equally with all of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to all of our present and future senior indebtedness to the extent and in the manner set forth in the Subordinated Indenture.

Since our operations are conducted through our subsidiaries, the cash flow and the consequent ability to service our indebtedness, including the debt securities, is dependent upon the earnings of our subsidiaries and the distribution of those earnings or upon the payments of funds by those subsidiaries to us. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the debt securities or to make funds available to us, whether by dividends, loans or other payments. In addition, the payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to contractual or statutory restrictions, are contingent upon the earnings of those subsidiaries, and are subject to various business considerations. Any right we may have to receive assets of any of our subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of our debt securities to participate in those assets) will be effectively subordinated to the claims of such subsidiary’s creditors, including trade creditors.

The Indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. We may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture. The Indentures also do not limit our ability to incur other debt.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

•	the title of debt securities and whether they are subordinated debt securities or senior debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the price or prices at which we will sell the debt securities;

•	the maturity date or dates of the debt securities;

•	the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

•	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

•	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

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whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

•	if we possess the option to do so, the dates and terms upon which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions;

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our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	any provision for collateral security for repayment of such debt securities;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

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the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an Event of Default (as hereinafter described), if other than the full principal amount;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

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any deletions from, modifications of or additions to the Events of Default or our covenants with respect to the applicable series of debt securities, and whether or not such Events of Default or covenants are consistent with those contained in the applicable Indenture;

•	whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

•	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our common stock, preferred stock or other securities or property;

•	whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an Event of Default;

•	any special tax implications of the debt securities;

•	any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities; and

•	any other terms of the debt securities.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Senior Debt

We will issue under the Senior Indenture the debt securities that will constitute part of our senior debt. These senior debt securities will rank equally and pari passu with all of our other unsecured and unsubordinated debt (other than obligations preferred by mandatory provisions of law). If we issue any debt securities, we will set forth in a prospectus supplement, or the information incorporated in this prospectus by reference will set forth, the approximate amount of senior debt outstanding as of the end of the then most recent fiscal quarter.

Subordinated Debt

Unless we say otherwise in a prospectus supplement, the payment of principal, premium, if any, and interest on subordinated debt securities will be subordinated (or junior) to the prior payment in full of all of any of our present and future “senior debt.” This means that, if we liquidate, dissolve, reorganize or go through a similar process, we must pay all present and future senior debt before we pay amounts due to holders of subordinated debt securities. After making these payments, we may not have sufficient assets remaining to pay the amounts due to holders of subordinated debt securities or equity securities. We will describe what debt is defined as “senior” with respect to any subordinated debt securities we offer in a prospectus supplement, but senior debt will generally include bank debt and certain other pre-existing debts.

The terms of subordination also may prohibit us from making payments of principal or interest on the subordinated debt under certain other circumstances. If the trustee under the Subordinated Indenture or any holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior debt.

Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the Subordinated Indenture and the holders of debt securities of that series can take action against us, but they will not receive any money until the claims of the holders of senior debt have been fully satisfied.

Covenants

We will set forth in the applicable prospectus supplement any covenants applicable to any issue of debt securities.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock, preferred stock or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of our common stock or other securities to be received by the holders of such series of debt securities to be adjusted.

Consolidation, Merger and Sale of Assets

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the Indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of the entirety or substantially the entirety of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the Indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

The phrase “the entirety or substantially the entirety” of the assets will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of “the entirety or substantially the entirety” of our assets has occurred.

Events of Default

The following events are defined in the Indentures as “Events of Default”:

•	default in the payment of any installment of interest on any debt securities in such series for 60 days after becoming due;

•	default in the payment of principal or premium, if any, of any debt securities in such series when due;

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default in the performance of any other covenant contained in the debt securities or the Indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other Event of Default that may be set forth in the supplemental indenture or board resolution with respect to particular series of debt securities.

If an Event of Default shall occur and be continuing with respect to a series of debt securities, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities (or such lesser amount as may be provided for in the securities of such series) of such series may declare the entire principal amount of all the debt securities of such series to be due and payable.

The Indentures provide that the trustee shall, within 60 days after the occurrence of default with respect to a particular series of debt securities, give the holders of the debt securities of such series notice of such default known to it (the term default to mean the events specified above without grace periods); provided that, except in the case of default in the payment of principal or premium, if any, of or interest, if any, on any of the debt securities of such series, the trustee shall be protected in withholding such notice if it in good faith determines the withholding of such notice is in the interest of the holders of the debt securities of such series.

We are required to furnish the trustee within 105 days of the end of each fiscal year a statement by certain of our officers to the effect that to the best of their knowledge we are not in default in the fulfillment of any of our obligations under the Indentures or, if there has been a default in the fulfillment of any such obligation, specifying each such default. No holder of any debt securities of any particular series shall have any right to institute any judicial or other proceeding with respect to the Indentures, or for the appointment of a receiver or trustee, or for any other remedy unless:

•	an Event of Default shall have occurred and be continuing and such holder shall have given the trustee prior written notice of such continuing Event of Default;

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the holders of not less than 25% of the outstanding principal amount of debt securities of a particular series shall have requested the trustee for such series institute proceedings in respect of such Event of Default;

•	the trustee shall have been offered reasonable indemnity against its costs, expenses and liabilities in complying with such request;

•	the trustee shall have failed to institute proceedings 90 days after the receipt of such notice, request and offer of indemnity; and

•	no direction inconsistent with such written request shall have been given for 90 days by the holders of a majority in principal amount of the outstanding debt securities of such series.

The holders of a majority in principal amount of a particular series of debt securities outstanding will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to such series or exercising any trust or power conferred to the trustee, and to waive certain defaults.

Discharge

Each Indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year, except for specified obligations, including obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the debenture trustee;

•	compensate and indemnify the debenture trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Modification and Waiver

We and the trustee may change an Indenture without the consent of any holders with respect to specific matters:

•	to fix any ambiguity, defect or inconsistency in the Indenture;

•	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger and Sale of Assets;”

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities and to make all appropriate changes for such purpose;

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to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default;

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to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the Indenture;

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series;

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to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the Indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance by a successor trustee of its appointment as such; or

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939.

In addition, under the Indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

A paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Form, Exchange and Transfer

Unless we inform you otherwise in a prospectus supplement, we will issue the debt securities in registered form, without coupons, in denominations of integral multiples of $1,000. The debt securities will be authorized by an authorized signatory of the trustee or by an authorized agent appointed pursuant to the applicable Indenture. The Indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the Indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series with the same total principal amount and the same terms but in different authorized denominations.

Subject to the terms of the Indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

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issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Governing Law

The Indentures are and debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws, except to the extent that the Trust Indenture Act of 1939 is applicable.

Regarding the Trustee

We use the term “trustee” to refer to either the trustee under the Senior Indenture or the trustee under the Subordinated Indenture, as applicable. The trustees under the Indentures will be named in the prospectus supplement. The trustees are permitted to engage in other transactions with us and our subsidiaries from time to time, provided that if a trustee acquires any conflicting interest it must eliminate such conflict upon the occurrence of an Event of Default, or else resign.

The trustees, other than during the occurrence and continuance of an Event of Default under an Indenture, undertakes to perform only those duties as are specifically set forth in the applicable Indenture. Upon an Event of Default under an Indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, a trustee is under no obligation to exercise any of the powers afforded it by the applicable Indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase common stock, preferred stock, debt securities or any combination of these securities. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of the general provisions relating to warrants that we may offer. When warrants are offered in the future, a prospectus supplement will describe the terms of any warrant agreements and the warrants issuable thereunder. If any particular terms of the warrants described in a prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.

We will file a copy of the warrant and warrant agreement with the SEC each time we issue a series of warrants, and these warrants and warrant agreements will be incorporated by reference into the registration statement of which this prospectus is a part. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” on page 25 for information on how to obtain a copy of a warrant document when it is filed. A holder of our warrants should refer to the provisions of the applicable warrant agreement and prospectus supplement for more specific information.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement. As of June 30, 2012, we had no warrants outstanding.

Terms

The applicable prospectus supplement, information incorporated by reference or other offering material, may describe the terms of any warrants that we may offer, including, but not limited to, the following:

•	the title of the warrants;

•	the total number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies that investors may use to pay for the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	whether the warrants will be issued in registered form or bearer form;

•	information with respect to book-entry procedures, if any;

•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	if applicable, the terms of redemption of the warrants;

•	the identity of the warrant agent, if any;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreements

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. The warrant agent will not assume any obligation or relationship of agency or trust for or with any holders of those warrants. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms. Until the warrant is properly exercised, no holder of any warrant will be entitled to any rights of a holder of the warrant property purchasable upon exercise of the warrant.

The applicable warrant agreement may be amended or supplemented without the consent of the holders of the warrants to which it applies to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants. However, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of at least a majority of the applicable warrants then outstanding approve the amendment. Every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement as amended. The prospectus supplement applicable to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price and the expiration date, may not be altered without the consent of the holder of each warrant.

Form, Exchange and Transfer

We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or other offering material.

Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of preferred stock or common stock will not have any rights of holders of the preferred stock or common stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock or common stock purchasable upon such exercise.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference or other offering material. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement, information incorporated by reference or other offering material. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable prospectus supplement, information incorporated by reference or other offering material.

Warrants may be exercised as set forth in the applicable prospectus supplement, information incorporated by reference or other offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, information incorporated by reference or other offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF UNITS

We may issue units composed of any combination of our common stock, preferred stock, debt securities and warrants. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. We may issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of the general provisions relating to units that we may offer. When units are offered in the future, a prospectus supplement will describe the terms of any unit agreement, the units issuable thereunder, and, if applicable, collateral arrangements and depository arrangements, which will be filed with the SEC each time we issue units. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” on page 25 for information on how to obtain a copy of a warrant document when it is filed. If any particular terms of the units described in a prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.

A holder of our units should refer to the provisions of the applicable unit agreement and prospectus supplement for more specific information, which may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

•	whether the units will be issued in fully registered or global form; and

•	any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Debt Securities” and “Description of Warrants,” will apply to each unit and to each security included in each unit, respectively.

CERTAIN PROVISIONS OF DELAWARE LAW AND OF THE COMPANY’S

CERTIFICATE OF INCORPORATION AND BYLAWS

The following paragraphs regarding certain provisions of the DGCL and our certificate of incorporation and bylaws are summaries of the material terms thereof and do not purport to be complete. We urge you to read the applicable prospectus supplements, any related free writing prospectuses related to a security that we may offer under this prospectus, the DGCL, and our certificate of incorporation and bylaws. Copies of our certificate of incorporation and bylaws are on file with the SEC as exhibits to registration statements previously filed by us. See “Where You Can Find More Information.”

General

Our certificate of incorporation and bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that these provisions help to protect our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us, and that this benefit outweighs the potential disadvantages of discouraging such a proposal because our ability to negotiate with the proponent could result in an improvement of the terms of the proposal.

Election and Removal of Directors

Our certificate of incorporation provides that the number of directors will be fixed in the manner provided in our bylaws. Our bylaws provide that the number of directors will be fixed from time to time solely pursuant to a resolution adopted by the Board. Our board of directors currently has eight members.

Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. Additionally, vacancies and newly created directorships may be filled only by a vote of a majority of the directors then in office, even though less than a quorum, and not by the stockholders. Our bylaws allow the presiding officer at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings, which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our Company.

No Cumulative Voting

Our certificate of incorporation and bylaws do not provide for cumulative voting in the election of directors.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

Our bylaws provide that special meetings of the stockholders may be called by any two directors. Our bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of our Company.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock will make it possible for our board of directors to issue preferred stock with super voting, special approval, dividend or other rights or preferences on a discriminatory basis that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of our Company.

Stockholder Action by Written Consent

Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless the company’s certificate of incorporation provides otherwise. Our certificate of incorporation provides that any action required or permitted to be taken by our stockholders may be effected at a duly called annual or special meeting of our stockholders and may not be effected by consent in writing by such stockholders, unless such action is recommended by all directors then in office.

Business Combinations under Delaware Law

Our certificate of incorporation expressly states that we have elected not to be governed by Section 203 of the DGCL, which prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the time the stockholder became an interested stockholder, subject to certain exceptions, including if, prior to such time, the board of directors approved the business combination or the transaction which resulted in the stockholder becoming an interested stockholder. “Business combinations” include mergers, asset sales and other transactions resulting in a financial benefit to the “interested stockholder.” Subject to various exceptions, an “interested stockholder” is a person who, together with his or her affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s outstanding voting stock. These restrictions generally prohibit or delay the accomplishment of mergers or other takeover or change-in-control attempts that are not approved by a company’s board of directors.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. Our certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director to the fullest extent authorized by the DGCL. The DGCL does not permit exculpation for liability:

•	for breach of duty of loyalty;

•	for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law;

•	under Section 174 of the DGCL (unlawful dividends); or

•	for transactions from which the director derived improper personal benefit.

Our certificate of incorporation and bylaws provide that we shall indemnify our directors and officers to the fullest extent permitted by law. We are also expressly authorized to carry directors’ and officers’ insurance providing indemnification for our directors, officers and certain employees and agents for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

PLAN OF DISTRIBUTION

General

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	to underwriters for resale to purchasers;

•	directly to purchasers; or

•	through agents or dealers to purchasers.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an Event of Default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

The prospectus supplement with respect to each offering of securities will include:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price or initial public offering price of the securities;

•	the net proceeds from the sale of the securities;

•	the use of the net proceeds;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

The offer and sale of the securities described in this prospectus by us, underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices relating to such prevailing market prices; or

•	at negotiated prices.

Offerings of our equity securities pursuant to this prospectus may also be made into an existing trading market for such securities in transactions at other than a fixed price, either:

•	on or through the facilities of any national securities exchange or quotation service on which such securities may be listed or quoted at the time of sale; or

•	to or through a market maker otherwise than on such exchanges.

Such at-the-market offerings will be conducted by underwriters acting as our principal or agent, who may also be third-party sellers of securities as described above.

If underwriters are used in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

In addition, we may sell some or all of the securities covered by this prospectus through:

•	purchases by a dealer, as principal, who may then resell those securities to the public for its account at varying prices determined by the dealer at the time of resale;

•	block trades in which a dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction; or

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers.

We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.

We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

We may have agreements with the agents, dealers, underwriters, remarketing firms and other third parties described above to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers, underwriters, remarketing firms or such other third parties may be required to make. Agents, dealers, underwriters, remarketing firms and such other parties may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

EXPERTS

The consolidated financial statements of Pike Electric Corporation incorporated by reference in Pike Electric Corporation’s Annual Report (Form 10-K) for the year ended June 30, 2011 including the schedule appearing therein, and the effectiveness of Pike Electric Corporation’s internal control over financial reporting as of June 30, 2011 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Moore & Van Allen PLLC, Charlotte, North Carolina. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Statements made by us in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus are summaries of the material terms thereof. For a complete description of these contracts, agreements or other documents, you should carefully read the exhibits to the registration statement and the documents that we reference under the caption “Incorporation of Certain Information by Reference.”

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room located at 100 F. Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed.

We make available free of charge through our web site, which you can find at http://www.pike.com, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to these reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus and any prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and any prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below that we previously filed with the SEC and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (Exchange Act File No. 001-32582):

(1)	Our Annual Report on Form 10-K for the fiscal year ended June 30, 2011;

(2)	Our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2011, December 31, 2011 and March 31, 2012;

(3)	Our Current Reports on Form 8-K, other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, filed August 30, 2011, November 4, 2011, March 1, 2012, June 27, 2012 and July 2, 2012; and

(4)	The description of our common stock contained in our registration statement filed pursuant to Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus or any prospectus supplement to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You can obtain copies of the documents incorporated by reference in this prospectus but not delivered with this prospectus without charge through our web site (http://www.pike.com) soon after we electronically file the material with, or furnish it to, the SEC, or by requesting them in writing or by telephone at: Pike Electric Corporation, 100 Pike Way, Mount Airy, North Carolina 27030, Attention: Investor Relations, (336) 789-2171.

Prospectus

PIKE ELECTRIC CORPORATION

$250,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth those expenses to be incurred by the registrant in connection with the issuance and distribution of the securities registered, other than underwriting discounts and commissions. All the expenses, with the exception of the Securities and Exchange Commission Registration Fee, are estimates.

Securities and Exchange Commission Registration Fee	$—
Rating Agency Fees	*
Accounting Fees and Expenses	*
Legal Fees	*
Trustees’ Fees and Expenses	*
Miscellaneous	*

Total	*

*	These fees will be dependent on the types of securities offered and number of offerings and, therefore, cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

The registrant is a corporation organized under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation. The registrant’s Bylaws provide that the registrant will indemnify and advance expenses to its directors and officers to the fullest extent permitted by law; provided, however, that if the registrant enters into an indemnification agreement with such directors or officers, such agreement controls.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•	breach of a director’s duty of loyalty to the corporation or its stockholders;

•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or redemption of shares; or

•	transaction from which the director derives an improper personal benefit.

The registrant’s Certificate of Incorporation provides that the registrant’s directors are not personally liable for breaches of fiduciary duties to the fullest extent permitted by the DGCL.

Section 145(g) of the DGCL permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation. The registrant’s Bylaws permit the registrant to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to the registrant, regardless of whether the registrant’s Bylaws permit indemnification. The registrant has directors’ and officers’ liability insurance.

As permitted by the DGCL, the registrant has entered into indemnity agreements with each of its directors and executive officers that require the registrant to indemnify such persons against various actions including, but not limited to, third-party actions where such person, by reason of such person’s corporate status, is a party or is threatened to be made a party to an action, or by reason of anything done or not done by such person in any such capacity. The registrant intends to indemnify such persons against all costs, judgments, penalties, fines, liabilities, amounts paid in settlement by or on behalf of such persons and for any expenses actually and reasonably incurred by such persons in connection with such action, if such persons acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful. The registrant also intends to advance to such persons expenses (including attorneys’ fees) incurred by such persons in advance of the final disposition of any action after the receipt by the corporation of a statement or statements from such persons requesting such payment or payments from time to time, provided that such statement or statements are accompanied by an undertaking, by or on behalf of such persons, to repay such amount if it shall ultimately be determined that they are not entitled to be indemnified against such expenses by the corporation. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification or advancement of expenses, including, among others, provisions about providing notice to the corporation of any action in connection with which such person seeks indemnification or advancement of expenses from the corporation and provisions concerning the determination of entitlement to indemnification or advancement of expenses.

The underwriting, distribution or similar agreements filed or to be filed as exhibits to this Registration Statement will contain provisions regarding indemnification of the registrant’s directors and officers against certain liabilities, including liabilities under the Securities Act of 1933.

Item 16. Exhibits

The Exhibits to this registration statement are listed in the Exhibit Index on page II-6, which is incorporated herein by reference.

Item 17. Undertakings

(a)   The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)   To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(b)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mount Airy, State of North Carolina, as of the 27th day of July, 2012.

PIKE ELECTRIC CORPORATION

By	/s/ Anthony K. Slater
Name:	Anthony K. Slater
Title:	Executive Vice President and Chief Financial Officer

We, the undersigned directors and officers of Pike Electric Corporation (the “Company”), do hereby constitute and appoint J. Eric Pike, Anthony K. Slater, and Jeffrey S. Calhoun, and each of them, our true and lawful attorneys and agents, with full power of substitution and revocation, in our names and on our behalf, to do any and all acts and things and to execute any and all instruments which they may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments and any related registration statement pursuant to Rule 462(b) under the Securities Act) hereto and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed on July 20, 2012 by the following persons in the capacities indicated.

Signature	Title

/s/ J. Eric Pike	Chairman, Chief Executive Officer and President
J. Eric Pike	(Principal Executive Officer)

/s/ Anthony K. Slater	Executive Vice President and Chief Financial Officer
Anthony K. Slater	(Principal Financial Officer)

/s/ Jeffrey S. Calhoun	Chief Accounting Officer
Jeffrey S. Calhoun	(Principal Accounting Officer)

/s/ Charles E. Bayless	Director
Charles E. Bayless

/s/ James R. Helvey III	Director
James R. Helvey III

/s/ Robert D. Lindsay	Director
Robert D. Lindsay

/s/ Peter Pace	Director
Peter Pace

/s/ Daniel J. Sullivan III	Director
Daniel J. Sullivan III

/s/ Louis F.Terhar	Director
Louis F. Terhar

/s/ J. Russell Triedman	Director
J. Russell Triedman

EXHIBIT INDEX

Number	Description of Exhibits

1.1*	Form of Underwriting Agreement.

4.1	Certificate of Incorporation of Pike Electric Corporation (Incorporated by reference to Exhibit 3.1 on our Registration Statement on Form S-1/A filed July 12, 2005).

4.2	Amended and Restated Bylaws of Pike Electric Corporation, as of September 1, 2011 (Incorporated by reference to Exhibit 3.2 on our Annual Report on Form 10-K filed September 6, 2011).

4.3	Specimen of Common Stock Certificate (Incorporated by reference to Exhibit 4.1 on our Registration Statement on Form S-1/A filed July 22, 2005).

4.4*	Form of Specimen Preferred Stock Certificate.

4.5*	Certificate of Designations of Preferred Stock of Pike Electric Corporation.

4.6	Senior Indenture (Incorporated by reference to Exhibit 4.6 on our Registration Statement on Form S-3 filed July 16, 2009).

4.7	Subordinated Indenture (Incorporated by reference to Exhibit 4.7 on our Registration Statement on Form S-3 filed July 16, 2009).

4.8*	Form of Senior Debt Securities.

4.9*	Form of Subordinated Debt Securities.

4.10*	Form of Warrant Agreement.

4.11*	Form of Warrant Certificate.

4.12*	Form of Unit Agreement.

5.1	Opinion of Moore & Van Allen PLLC as to legality (filed herewith).

12.1	Computation of Ratio of Earnings to Fixed Charges (filed herewith).

23.1	Consent of Ernst & Young, LLP, Independent Registered Public Accounting Firm (filed herewith).

23.2	Consent of Moore & Van Allen PLLC (included in Exhibit 5.1).

24.1	Power of Attorney (included in signature pages to this Registration Statement).

25.1**	Form T-1 Statement of Eligibility and Qualification of the Trustee under the Senior Indenture.

25.2**	Form T-1 Statement of Eligibility and Qualification of the Trustee under the Subordinated Indenture.

*	To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.

**	To be incorporated by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.